VALLEY NATIONAL BANCORP
and
VALLEY NATIONAL BANK

BENEFIT EQUALIZATION PLAN
PARTICIPATION AGREEMENT

        Valley National Bancorp and its subsidiary, Valley National Bank (collectively, the “Employer”), this ___ day of ____________, 1994 hereby designates ____________ _______________________________ (the “Participant”), as a Participant in the Valley National Bancorp Benefit Equalization Plan as restated by the Board of Directors effective January 1, 1989 (the “Plan”) on the terms and conditions hereinafter set forth:

        1.        Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is attached to this Participation Agreement, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined herein shall have the meanings set forth in the Plan.

        2.        Impact on other Benefits. Nothing contained herein shall be deemed to exclude the Participant from any supplemental compensation, bonus, pension, insurance, severance pay or other benefit to which otherwise he might be or might become entitled to as an employee of the Employer. This Agreement does not supersede any previous agreements between the Employer and the Participant regarding the terms and conditions of the Participant’s employment.

        3.        Change in Control. Notwithstanding any contrary provisions of the Plan, the Participant shall be entitled to payment from the Employer for all legal fees and expenses incurred in taking any action to enforce the terms of this Agreement if within three years after a “Change in Control”, the Participant’s employment is terminated for any reason. The Participant shall be entitled to payment of such legal fees and expenses as incurred by him and the Employer hereby agrees to pay such amounts directly to the Participant’s attorney or reimburse the Participant upon demand. A court shall be entitled to deny reimbursement of the legal fees and costs incurred by the Participant to enforce the terms of this Agreement only if it determines that the Participant’s action was not undertaken in good faith.

        A “Change in Control” shall occur as a result of any of the following events: (i) when Valley National Bancorp (“Bancorp”) or a Subsidiary, as hereinafter defined, acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of Bancorp or a Subsidiary or an employee benefit plan established or maintained by Bancorp, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of Bancorp representing more than twenty-five (25%) of the combined voting power of Bancorp then outstanding securities (a “Control Person”), (ii) upon the first purchase of Bancorp’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by Bancorp, a Subsidiary or an employee benefit plan established or maintained by Bancorp, a Subsidiary or any of their respective affiliates), (iii) upon the approval by Bancorp’s stockholders of (A) a merger or consolidation of Bancorp with or into another corporation (other than a merger or consolidation which is approved by a least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a “Non-Control Transaction”), (B) a sale or disposition of all or substantially all of Bancorp’s assets or (C) a plan of liquidation or dissolution of Bancorp, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Bancorp (the “Continuing Directors”) cease f or any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination f or election as a member of the Board of Directors of Bancorp (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of Valley National Bank, a Subsidiary (the “Bank”) if after such sale any person (as such term is used in Section 13 (d) and 14 (d) (2) of the Exchange Act) other than Bancorp, an employee benefit plan established or maintained by Bancorp or a Subsidiary, or an affiliate of Bancorp or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of Bancorp’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of Bancorp’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this Section, a “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with Bancorp, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        4.        Acceptance of Provisions. The execution of this Agreement by the Participant shall constitute the Participant’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement. This Agreement shall be binding on the heirs, executors and administrators of the Participant and on the successors and assigns of the Employer.

        5.        Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first call registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Employer shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Participant at his last address appearing on the records of the Employer or, in each case, to such other persons or address as may be designated by like notices hereunder

        6.        Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARTICIPANT’S NAME ——————————————

VALLEY NATIONAL BANCORP By: ——————————————

VALLEY NATIONAL BANK By: ——————————————